Exhibit 99.1

FOR IMMEDIATE RELEASE	Radient Pharma Contact: Kristine Szarkowitz Director-Investor Relations kszarkowitz@radient-pharma.com (Tel :) 206.310.5323
RADIENT PHARMACEUTICALS ENTERS INTO A LETTER OF INTENT TO
ACQUIRE PROVISTA DIAGNOSTICS INC.
(TUSTIN, CA) July 13, 2010/Marketwire — Radient Pharmaceuticals Corporation (RPC) (NYSE — AMEX: RPC — News) announced today that it has entered into a letter of intent (LOI) to acquire Provista Diagnostics Inc. (PDI), a Nevada corporation offering laboratory testing services that meet the Clinical Laboratory Improvement Act (CLIA) guidelines. Radient Pharmaceuticals intends to acquire PDI, in a stock-for-stock transaction, when respective due diligence for both companies is successfully completed. The rationale for the merger is that PDI has all rights, patents and trademarks for diagnostic technologies that Radient Pharmaceuticals believes will strengthen and complement its core business. Pursuant to the LOI, Provista will become a wholly-owned subsidiary of Radient Pharmaceuticals.
The closing of the transaction is subject to customary closing conditions, including Radient Pharmaceuticals’ shareholder approval and securing satisfactory legal and operational due diligence by both companies. Radient Pharmaceuticals and Provista Diagnostics have sixty days to complete due diligence and agree to close the merger within the following ninety days, unless both parties mutually agree to extend the closing date for the purposes of receiving required shareholder approval. If the conditions to be satisfied are not fully met in a timely fashion, the merger contemplated by the LOI may not occur.
Provista Diagnostics Inc. is a healthcare and biotechnology development company located in Phoenix, Arizona, that provides innovative tests for early disease detection to medical professionals and patients. The Company’s product portfolio includes:
•	BT Test® — a diagnostic blood test that detects and measures the levels of key biomarkers that are associated with breast cancer.
•	LymPro Test® — a blood test designed to work with traditional diagnostic methods to assist doctors in a more timely and accurate diagnosis of Alzheimer’s disease.

•	RCP Test ® — a diagnostic blood test for the possible presence of ovarian, uterine, and cervical cancer in women.
•	REDx™ — a diagnostic blood test to screen for Mild Cognitive Impairment, Alzheimer’s disease and other forms of dementia.
“The goal of this proposed merger is to build a more identifiable, broader and more profitable IVD testing business. The proposed merger represents a unique and high-value opportunity to expand CLIA testing services, test kit commercialization and research & development efforts for both RPC and PDI,” said Douglas MacLellan, Chairman and CEO of Radient Pharmaceuticals. “PDI has established itself in the area of cancer diagnostics and CLIA laboratory testing, and the company’s scientific leadership and expertise represents a strong strategic fit with RPC’s existing organization. We look forward to aggressively advancing product commercialization, specifically as it relates to RPC’s Onko-Sure IVD cancer test in partnership with PDI.”
“We are pleased at the prospect of joining and look forward to partnering with RPC to deliver on the promise of potentially life-saving cancer testing services and products to the medical and healthcare industry,” said William Gartner, President and CEO of PDI. “Furthermore, we believe our combined knowledge, experience and product portfolio will offer significant market value.”
Radient Pharmaceuticals’ subsidiary AMDL Diagnostics Inc. will provide additional updates regarding their participation at ASCO via its corporate website at www.radient-pharma.com.
About Radient Pharmaceuticals:
Headquartered in Tustin, California, Radient Pharmaceuticals is a pharmaceutical company devoted to the research, development, manufacturing, and marketing of diagnostic and therapeutic products, including the company’s Onko-Sure in vitro diagnostic (IVD) cancer test — a simple, non-invasive, patent-pending and regulatory-approved test used for the detection, screening, and monitoring of various types of cancer. Onko-Sure is approved by: the US FDA for the monitoring of colorectal cancer; Health Canada as a lung cancer screen and as a cancer monitoring tool; and as a cancer monitoring or cancer screening test in the European Union, India, Korea, and Taiwan. Visit www.Radient-Pharma.com for additional information.
About Provista Diagnostics Inc.
Provista Diagnostics is a healthcare and biotechnology development company located in Phoenix, AZ, that provides innovative tests for early disease detection to medical professionals and patients. For more information, visit the company’s Web site at www.ProvistaLS.com or call 1.602.224.5500.
Forward Looking Statements:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company’s operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.
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